Exhibit (a)(5)(HH)

On April 24, 2014, Dassault Systèmes published the information filed herewith on its website at http://www.3ds.com/investors/earnings/webcast-and-conference-call-details/.

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INVESTORS | EARNINGS | WEBCAST AND CONFERENCE CALL DETAILS

Earnings

Webcast and Conference Call Details

Important Information

This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of Accelrys' common stock.

On February 13, 2014, Dassault Systèmes filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described on this website. The stockholders of Accelrys, Inc. ("Accelrys") are strongly advised to read the tender offer statement (as updated and amended) filed by Dassault Systèmes because it contains important information that Accelrys' stockholders should consider before tendering their shares. The tender offer statement and other documents filed by Dassault Systèmes and Accelrys with the SEC are available for free at the SEC's website (http://www.sec.gov) and may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022 or by calling (888) 750-5834.

Investor Relations

François-José Bordonado
Michele Katz
Béatrix Martinez
Catherine Quelven
Phone: +33 1 61 62 69 24
Fax: +33 1 70 73 43 59
Email: investors(at)3ds.com

First Quarter 2014 Earnings: Webcast and Conference Call Details

The company will release earnings on **Thursday, April 24th, 2014**.

The management of Dassault Systèmes will host a webcast at **8.30am London Time - 9.30am Paris Time** and also a conference call at **9 am New York Time - 2 pm London Time - 3 pm Paris Time** to discuss the Company's operating performance.

The **webcast** is available by clicking here

The **conference call** is available by clicking here

- If you unable to participate a replay of the call will be available until May 24th, 2014 :

  European replay number : +44 (0) 1452 550 000

  PIN number : 23598137

  US zone replay number : +1 866 247 4222

PIN number : 23598137

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